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                                                                   EXHIBIT 10.54

                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") to be effective as of February 25, 1997, is by and between Neodata Investment Services, Inc. No.1, a Delaware corporation (the "Company"), and Mark A. Lacek, a Wisconsin resident ("Executive"). Neodata Services, Inc., a Delaware corporation, is a party hereto only for the purposes expressly stated herein.

                                    RECITALS

         A. Executive is presently employed by The Lacek Group, Inc., a Minnesota corporation ("TLG"), in the capacity of President and Chief Executive Officer of each of TLG, Lacek Systems and Software, Inc., a Minnesota corporation ("Lacek Systems"), Lacek Travel Services, Inc., a Minnesota corporation ("Lacek Travel"), and World Class Travel Assoc., Inc., a Minnesota corporation ("World Class Travel").

         B. Executive possesses certain unique skills, talents, contacts, judgment and knowledge of the businesses, strategies, ethics and objectives of the Lacek Companies (as hereinafter defined).

         C. In connection with the acquisition of the Lacek Companies by Neodata Creative Services, Inc., a Delaware corporation ("Creative Services"), the Company and Neodata Investment Services, Inc. No. 2, a Delaware corporation ("Neodata 2"), and in order to provide for continuity in the management of the Lacek Companies, which continuity is deemed to be vital to the continued growth and success of the Lacek Companies, and in order that the Lacek Companies may continue to avail themselves of the unique skills, talents, contacts, judgment and knowledge of Executive, the Company desires to retain the employment of Executive.

         In consideration of the foregoing premises and the parties' mutual covenants and undertakings contained in this Agreement, the Company and Executive agree as follows:

                             ARTICLE I. DEFINITIONS

         Capitalized terms used in this Agreement shall have their defined meaning throughout the Agreement. The following terms shall have the meanings set forth below, unless the context clearly requires otherwise.

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         1.1     "Accrued Benefits" means (i) all salary earned or accrued
through the date Executive's employment is terminated; (ii) reimbursement for any and all monies advanced in connection with Executive's employment for reasonable and necessary expenses incurred by Executive through the date Executive's employment is terminated; and (iii) all other payments and benefits to which Executive may be entitled under the terms of any applicable compensation arrangement or Plan, including any unused vacation pay.

         1.2 "Acquisition Agreement' means the Agreement and Plan of Merger, Asset Purchase Agreement and Stock Purchase Agreement dated February 21, 1997, by and among Executive, TLG, Lacek Systems, Lacek Travel, Creative Services, the Company and Neodata 2.

         1.3 "Agreement" means this Executive Employment Agreement, as from time to time amended by mutual agreement of the parties hereto.

         1.4 "Board" means, so long as Holding owns, directly or indirectly through one or more Subsidiaries, all the outstanding capital stock of the Company, the board of directors of Holding. In all other cases "Board" means the board of directors of the Company.

         1.5 "Company" has the meaning set forth in the introductory paragraph of this Agreement.

         1.6 "Confidential Information" means all information relating to business plans, to business as conducted or anticipated to be conducted, and to past or current or anticipated products of Holding, the Lacek Companies and their respective Subsidiaries and all other information proprietary to Holding, the Lacek Companies and their respective Subsidiaries including, but not limited to, the following types of information and information of a similar nature (whether or not reduced to writing): software in any and all stages of development, designs, drawings, specifications, techniques, methods, models, schematics, flow charts, research, development, processes, procedures, formulae, marketing and development processes, procedures and plans, business plans, whether or not developed specifically for a client of any of the Lacek Companies and strategies, customer names and other information related to customers, suppliers lists, price lists, pricing policies, financial information, and employee files. Confidential Information also includes any information which Holding, the Lacek Companies and their respective Subsidiaries obtain from another party and treat as proprietary or designate as proprietary or confidential, whether or not owned or developed by Holding, the Lacek Companies or their respective Subsidiaries. Confidential Information shall not include (a) any information in the public domain, except





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through fault of Executive, (b) information disclosed by Executive as authorized in writing by the Board, (c) any information disclosed as reasonably necessary or appropriate by Executive in connection with the performance by Executive of his duties under the Agreement and (d) any information which Executive is compelled to disclose in any judicial or administrative proceeding; provided that prior to such disclosure Executive will give the Company prompt written notice of such compulsion so that the Company may seek an appropriate protective order or other remedy and will cooperate with the Company in obtaining such protective order and other protective relief.

         1.7 "Creative Services" has the meaning set forth in the recitals to this Agreement.

         1.8 "Direct Marketing Industry" means any commercial activity related to or performed by direct marketing services providers.

         1.9     "Executive' means Mark A. Lacek.

         1.10 "Good Reason" has the meaning set forth in paragraph 4.3 of this Agreement.

         1.11 "Holding" means Neodata Corporation, a Delaware corporation which is the indirect parent corporation of the Company, together with its successors.

         1.12 "Initial Term" has the meaning set forth in paragraph 2.3 of this Agreement.

         1.13 "Intellectual Property Rights" shall mean any and all rights, title and interest under any and all worldwide patents, copyrights, trade secrets, mask works, trademarks, trade names and service marks, including without limitation all rights to apply therefor, in any inventions, discoveries, improvements, works of authorship, confidential information and know-how and other similar intellectual property rights recognized under the laws of any country or jurisdiction.

         1.14 "Lacek Companies" shall mean the Company, Lacek Systems, Lacek Travel, World Class Travel and TLG-Korea.

         1.15 "Lacek Systems" has the meaning set forth in the recitals to this Agreement.





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         1.16    "Lacek Travel" has the meaning set forth in the recitals to this Agreement.

         1.17 "Lodge" means the property located at 28140 Brynilson Road, Danbury, Wisconsin 54830.

         1.18 "NSI" means Neodata Services, Inc., a Delaware corporation, together with its successors.

         1.19 "Plan" means any plan providing general benefits to the Lacek Companies' employees, such as a thrift, pension, deferred compensation, medical, dental, disability, accident, life insurance, perquisite, fringe benefit, vacation, sick or parental leave, severance or relocation plan or policy.

         1.20 "Renewal Term" has the meaning set forth in paragraph 2.3 of this Agreement.

         1.21 "Serious Cause" has the meaning set forth in paragraph 4.2 of this Agreement.

         1.22 "Subsidiary" means any corporation at least a majority of whose securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the occurrence of a contingency) is at the time owned, directly or indirectly through one or more Subsidiaries, by Holding, the Lacek Companies and/or one (1) or more Subsidiaries.

         1.23 "Successor" has the meaning set forth in paragraph 8.1 of this Agreement.

         1.24 "TLG" has the meaning set forth in the recitals to this Agreement.

         1.25 "TLG-Korea" means The Lacek Group, Inc.-Korea, a Korean Joint Venture Company.

         1.26 "World Class Travel" has the meaning set forth in the recitals to this Agreement.





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                    ARTICLE II. EMPLOYMENT, DUTIES AND TERM

         2.1 EMPLOYMENT. Upon the terms and conditions set forth in this Agreement, the Company hereby employs Executive, and Executive accepts such employment, as Senior Vice President of NSI and as President of each of the Lacek Companies.

         2.2 DUTIES. During the Term of this Agreement, Executive agrees to devote his best efforts and his full business time, attention and skill to the business and affairs of the Lacek Companies; provided that it shall not be a violation of this Agreement for Executive to serve on civic or charitable boards or committees, deliver lectures, fulfill speaking engagements or teach at educational institutions consistent with such activities conducted by other senior executive officers of NSI. Executive shall, subject to and in accordance with the authority and direction of the Board and the Chief Executive Officer of NSI, have such authority and perform in a diligent and competent manner such duties as may be assigned to him by the Board or the Chief Executive Officer of NSI, including managing the day-to-day operations and personnel of the Lacek Companies. Such management shall be consistent with a mutually agreed upon budget established by the Board of Directors of the Company.

         2.3 TERM. Unless terminated earlier pursuant to Article IV hereof, the term of employment of Executive under this Agreement shall continue until December 31, 1998 (the "Initial Term"); provided, however, that following the Initial Term of this Agreement this Agreement shall be automatically renewed for successive six month periods (each, a "Renewal Term") unless notice of termination is given by either party to the other party not less than three months prior to the end of the Initial Term or any Renewal Term, as the case may be.

                 ARTICLE III. COMPENSATION, BENEFITS AND EXPENSES

         3.1     BASE SALARY AND BONUS.

         (a) During the term of Executive's employment under this Agreement, the Company shall pay Executive, at such intervals and in accordance with such Company policies as may be in effect from time to time, an annual base salary equal to $175,000.00 or such higher annual rate as may from time to time be approved by the Board.





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         (b)     In addition to the Base Salary and as partial consideration of the Lacek Companies' utilization of the Lodge (from time to time as agreed upon by Executive), Executive shall receive an annual bonus, payable in equal quarterly installments, effective beginning with the calendar year beginning January 1, 1997, of $50,000.

         3.2 OTHER COMPENSATION AND BENEFITS. During the term of Executive's employment under this Agreement, Executive shall be included, to the extent eligible thereunder, in any and all Plans.

         3.3 BUSINESS EXPENSES. Executive shall be reimbursed, at such intervals and in accordance with such Company policies as may be in effect from time to time, for any and all reasonable and necessary business expenses incurred by him for the benefit of the Company, Holding and their respective Subsidiaries, including but not limited to travel expenses.

         3.4 VEHICLE. The Company shall furnish Executive with a monthly vehicle allowance in the amount of $575.00. The Company shall also pay, or at Executive's election, shall reimburse Executive for reasonable and necessary fees, taxes, costs and expenses relating to licensing, insuring and maintaining such vehicle in accordance with such Company policies as may be in effect from time to time.

         3.5 VACATION. For each calendar year during the term of this Agreement, Executive shall be entitled to four (4) weeks of paid vacation. The time or times at which such vacation days are to be taken shall be reasonably determined by Executive consistent with Executive's duties and obligations under this Agreement. Executive shall also be entitled to additional days off for office holidays taken in accordance with such Company policies as may be in effect generally for Company employees from time to time.

                         ARTICLE IV. EARLY TERMINATION

         4.1 EARLY TERMINATION. Subject to the respective continuing obligations of the parties pursuant to Articles V, VI and VII hereof, this
Article IV sets forth the terms for early termination of Executive's employment under this Agreement.

         4.2 TERMINATION BY THE COMPANY FOR SERIOUS CAUSE. The Company may terminate this Agreement for Serious Cause. For purposes of this Agreement, "Serious Cause" means Executive's (i) conviction of, or plea of nolo contendere to, a felony, (ii) use of illegal drugs, (iii) material breach of this Agreement, fraud, dishonesty in connection with





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his employment, competition with the Lacek Companies, unauthorized use of any trade secret or other Confidential Information of Holding, the Lacek Companies or their respective Subsidiaries, or (iv) continued gross neglect of his duties or responsibilities under this Agreement or failure to properly perform his duties in the reasonable judgment of the Chief Executive Officer of NSI. In the case of a termination for Serious Cause as described in clause (i), (ii) or
(iv) above, Executive shall be given the opportunity not less than 30 days after the receipt of written notice to meet with the Board to defend his acts or failures to act, prior to termination. The Company may suspend Executive's title and authority, with pay, pending such meeting, and such suspension shall not constitute "Good Reason," as defined below.

         4.3 Termination by Executive for Good Reason. Executive may terminate Executive's employment under this Agreement for Good Reason in accordance with the ensuing provisions of this paragraph 4.3. Termination by Executive for "Good Reason" shall mean (i) without Executive's written consent, any reduction, approved by the Board, in the amount of Executive's annual salary or any adverse change, approved by the Board, in the manner in which Executive's opportunity for an annual bonus is determined, (ii) any significant reduction, approved by the Board without Executive's written consent, in the aggregate value of Executive's benefits under Article III hereof (other than annual salary or bonus) as in effect from time to time (unless such reduction is pursuant to a general change in benefits applicable to all similarly situated employees of the Lacek Companies, for such time as employees of the Lacek Companies are covered by benefit plans that are different from those of NSI, and thereafter, of NSI and its Subsidiaries), (iii) any material breach by the Company of this Agreement (other than a breach caused solely by the Executive), (iv) any significant reduction, approved by the Board without Executive's written consent, in Executive's title, duties or responsibilities, or (v) the Company's requiring Executive to be based anywhere other than Minneapolis, Minnesota. Notwithstanding the above, the occurrence of any of the events described above will not constitute Good Reason unless Executive gives the Company written notice that such event constitutes Good Reason, and the Company thereafter fails to cure the event within 30 days after receipt of such notice.

         4.4 Termination in the Event of Death or Disability. The term of Executive's employment under this Agreement shall terminate in the event of Executive's death or disability (as defined in the Company's board-approved retirement plan or policy, as in effect from time to time).

         4.5 Termination by Mutual Agreement. The parties hereto may terminate Executive's employment under this Agreement at any time by mutual written agreement.





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         4.6     Effect of Early Termination. The provisions of this paragraph
4.6 shall apply in connection with any early termination of Executive's employment under this Agreement.

         (a) All Accrued Benefits to which Executive (or his estate or beneficiary) is entitled shall be payable in cash promptly upon termination of his employment, except as otherwise specifically provided herein, or under the terms of any applicable Plan.

         (b) Any termination by the Company, or Executive, of his employment shall be communicated by written notice of termination to Executive if such notice is delivered by the Company and to the Company if such notice is delivered by Executive.

         (c) If Executive's employment is terminated by the Company for any reason other than (x) Serious Cause or (y) Executive's death, permanent disability (as defined in the Company's Board-approved disability plan or policy, as in effect from time to time) or retirement (as defined in the Company's Board-approved retirement plan or policy, as in effect from time to time), then, as his exclusive right and remedy in respect of such termination:

                          (i) Executive shall be entitled to receive from the Company his Accrued Benefit, except that, for this purpose, Accrued Benefit shall not include any entitlement to severance under the Lacek Companies' severance policy generally applicable to the Lacek Companies' salaried employees;

                          (ii) Executive shall receive from the Company severance pay equal to then current monthly base salary, payable in accordance with the Company's regular pay schedule, for the greater of (A) the remaining term of this Agreement or (B) six months from the date of termination of employment; and

                          (iii) Executive shall be entitled to receive from the Company any bonus he would otherwise have received in respect of the year in which his employment is terminated, pro-rated to reflect the period of Executive's actual employment during such year, and payable as soon as practicable following termination.

         (d) In the event that Executive's employment is terminated by reason of Executive's death or permanent disability (as defined in the Company's Board-approved





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disability plan or policy, as in effect from time to time), then, as his estate's, devisee's or legal representative's exclusive right and remedy hereunder, Executive's estate, devisee or legal representative shall be entitled to his (i) Accrued Benefit, and (ii) pro-rata bonus.

                      ARTICLE V. CONFIDENTIAL INFORMATION

         5.1 Prohibitions Against Use. During the term of Executive's employment with the Company, Executive will have access to and become familiar with Confidential Information of Holding, the Lacek Companies and their respective Subsidiaries. Executive acknowledges that such Confidential Information is owned and shall be continued to be owned by Holding, the Lacek Companies and their respective Subsidiaries. At all times during and after Executive's employment with the Company, Executive shall not, at any time, directly or indirectly, use or disclose any Confidential Information. All records, files, documents and materials, or copies thereof, relating to the business of Holding, the Lacek Companies and their respective Subsidiaries which Executive shall prepare, or use, or come into contact with, shall be and remain the sole property of Holding, the Lacek Companies and/or their respective Subsidiaries, as appropriate and shall be promptly returned by Executive to the Company upon termination of Executive's employment under this Agreement.

                          ARTICLE VI. NON-COMPETITION

         6.1 Non-Competition. Subject to paragraph 6.3 hereof, Executive agrees that during his employment by the Company and for a period of time equal to one year following the termination of his employment, Executive shall not, directly or indirectly, engage, participate, make any financial investment in (other than investments in entities of which are publicly owned and in which Executive owns no more than 5% of the outstanding equity securities thereof), or become employed by or render advisory or other services to or for any other person or entity, alone or as a partner, officer, director, shareholder or employee of any other person or entity, or engage in a commercial activity related to the Direct Marketing Industry.

         6.2 Covenant Not to Solicit. Subject to paragraph 6.3 hereof, Executive agrees that during his employment by the Company and for a period of time equal to one year following the termination of his employment, Executive shall not, directly or indirectly:





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         (a)     solicit, entice, persuade or induce any employee of Holding, any of the Lacek Companies or their respective Subsidiaries to terminate his employment by Holding, any of the Lacek Companies or their respective Subsidiaries or to become employed by any person or entity other than Holding, the Lacek Companies or their respective Subsidiaries;

         (b) solicit, entice, persuade or induce any client, customer, or account of Holding, any of the Lacek Companies or their respective Subsidiaries to terminate its relationship with Holding, any of the Lacek Companies or their respective Subsidiaries;

         (c) approach any such employee, client, customer, or account for any of the foregoing purposes; or

         (d) authorize or assist in the taking of such actions by any third party.

         6.3     Earn-Out Payments.

         (a) If the Company does not make a material payment required to be made to TLG pursuant to the Acquisition Agreement within the required periods stated therein, Executive shall, following the final settlement of any dispute relating thereto pursuant to the terms of Sections 4.3, 4.4(e) and 4.8 the Acquisition Agreement, have the right to exercise any remedies granted to him pursuant to Section 12.6 of the Acquisition Agreement.

         (b) If Executive's employment pursuant to this Agreement is terminated prior to January 1, 1999, other than (i) by Executive for Good Reason, (ii) by the Company other than as a result of Executive's (A) conviction of, or plea of nolo contendere to, a felony, (B) use of illegal drugs, (C) fraud, dishonesty in connection with his employment, competition with the Lacek Companies, unauthorized use of any trade secret or other Confidential Information of Holding, or (D) gross misconduct as determined in accordance with Company policy as applied consistently with past practice, the Lacek Companies or their respective Subsidiaries, or other improper conduct, or
(D) continued gross neglect of his duties or responsibilities under this Agreement, or (iii) as a result of Executive's death or permanent disability
(as defined in the Company's Board-approved disability plan or policy, as in effect from time to time), in accordance with Section 4.4 of the Acquisition Agreement, the Company shall have no obligation to make any Earn-Out Payment (as defined in the Acquisition Agreement) relating to an Earn-Out Target Period (as defined in the Acquisition Agreement) occurring, in whole or part, after such termination.

         6.4 Use of Name. Executive agrees that during his employment and so long as any of the Lacek Companies or their successors use the "Lacek" name, Executive





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shall not use the "Lacek" name in connection with any commercial activity related to the Direct Marketing Industry; provided, however, it shall not be a violation of this Agreement for Executive to use his name in connection with any commercial activity unrelated to the Direct Marketing Industry. Two years following the cessation by the Lacek Companies and, if applicable, their successors of the use of the "Lacek" name, Executive shall be entitled to use the "Lacek" name in any manner.

                           ARTICLE VII. WORK FOR HIRE

         7.1 Ownership of Works for Hire. Executive hereby agrees that all Intellectual Property Rights relating in any manner to work performed by or for Executive in the Direct Marketing Industry after January 1, 1997, as part of the performance of Executive's duties for Holding, any of the Lacek Companies or their respective Subsidiaries shall be owned exclusively by the Company, and that the Company may, in its sole discretion, take whatever steps are necessary and appropriate to protect and enforce such Intellectual Property Rights. Furthermore, without limiting the foregoing, any such Intellectual Property Rights created by Executive and related to the actual or proposed business of Holding, any of the Lacek Companies or their respective Subsidiaries shall be deemed "works made for hire" and the Company shall be deemed the author thereof under the U.S. Copyright Act (Title 17 of the U.S. Code).

         7.2 Agreement to Transfer. To the extent that Executive owns, acquires or controls any part of the Intellectual Property Rights, Executive hereby irrevocably assigns, transfers, conveys and quitclaims all right, title and interest therein and thereto to the Company, and agrees to irrevocably assign, transfer, convey and quitclaim any and all future ownership and rights, title and interest therein and thereto to the Company. Furthermore, to the extent that some or all of the Intellectual Property Rights are determined not to constitute "works made for hire,' as a matter of law, Executive hereby agrees to irrevocably assign, transfer, convey and quitclaim to the Company, without any separate or additional remuneration or compensation other than the compensation paid by the Company pursuant to Article III hereof for services rendered in accordance with this Agreement, all right, title and interest in and to any such Intellectual Property Rights.

         7.3 Disclosure. Executive agrees to promptly disclose to the Company, and the Company hereby agrees to receive all such disclosures in confidence, any invention, computer program and related architecture and developments, modification, discovery, design, development, improvement, process, system, formula, data, technique, writing, know-how, secret or any intellectual property or proprietary right or any interest therein





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made, conceived, discovered, developed, written, reduced to practice or acquired or possessed by Executive (either alone or with others) at any time or times during Executive's relationship with Holding, any of the Lacek Companies or their respective Subsidiaries or thereafter for the purpose of determining whether they constitute Intellectual Property Rights for the purposes of this Agreement.

         7.4 Further Assurances. At the request and expense of the Company, Executive agrees to sign or execute any and all documents, and perform any and all such acts as the Company and its duly authorized agents may reasonably require: (a) to apply for, obtain, and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights, trademarks or other analogous protection for any Intellectual Property Rights in any country throughout the world and when so obtained or vested to maintain, renew and restore the same; (b) to assist, as required by the Company, in the defense of any opposition proceedings in respect to such applications and any opposition proceedings, petitions, applications or litigation for revocation or invalidation of such letters patent, copyright or trademarks or other analogous protection; and (c) to effectuate the vesting in the name of the Company alone (unless the Company otherwise directs) of the ownership, title and interest of any item of Intellectual Property Rights.

                        ARTICLE VIII. GENERAL PROVISIONS

         8.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of any corporation, individual, group, association, partnership, firm, venture or other person that acquires all or substantially all the assets of the Company (a "Successor"); provided that the Company will not sell or otherwise transfer all or substantially all of its assets to any person or entity unless prior to such transfer such person or entity assumes by written agreement all the obligations of the Company under this Agreement. The Company may assign or encumber this Agreement and its rights hereunder as security for indebtedness of Holding, any of the Lacek Companies and their respective Subsidiaries. The rights of Executive under this Agreement may not be assigned or encumbered by Executive, voluntarily or involuntarily, during his lifetime, and any such purported assignment shall be void. However, all rights of Executive under this Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, estates, executors, administrators, heirs and beneficiaries. All amounts payable to Executive hereunder shall be paid, in the event of Executive's death, to Executive's estate, heirs and representatives.





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         8.2     Disputes. Except for disputes described in paragraph 6.3
hereof regarding Executive's entitlement to payments pursuant to the Acquisition Agreement, which disputes shall be resolved as set forth in the Acquisition Agreement, disputes arising pursuant to this Agreement shall be resolved as follows:

         (a) The parties hereto shall attempt in good faith to resolve any dispute among the parties arising out of or relating to this Agreement promptly by negotiation. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within fifteen days after delivery of the notice, the receiving party shall submit to the other a written response. The notice and response shall include (i) a statement of each party's position and a summary of arguments supporting that position, and (ii) the name and title of the person who will represent that party and the name of any other person who will accompany that person. Within thirty (30) days after delivery of the disputing party's notice, the representatives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All such meetings may be held by telephonic conference. All reasonable requests for information made by one party to the other will be honored, All negotiations pursuant to the provision of this paragraph 8.2 are confidential and shall be treated as compromise and settlement negotiations for the purposes of applicable rules of evidence.

         (b) Any dispute arising out of or relating to this Agreement which has not been resolved in accordance with the provisions of this paragraph 8.2 within sixty (60) days after written notice of the dispute is received by either party hereto, shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association in effect on the date of this Agreement by a sole arbitrator selected in accordance with the AAA Rules. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof The place of arbitration shall be (a) Louisville, Colorado, in the event that Executive provides the Company with written notice of a dispute, (b) Minneapolis, Minnesota, in the event that the Company provides Executive with written notice of a dispute, or (c) such location as may otherwise be agreed to by the parties hereto. The arbitrator is not empowered to award damages in excess of compensatory damages. The arbitrator shall, however, award costs and a reasonable attorney's fee, not to exceed $35.000.00, to the prevailing party. The statute of limitations of the State of Minnesota applicable to the commencement of a lawsuit shall apply to the commencement of an arbitration hereunder except that no defenses shall be available based upon the passage of time during any negotiations or arbitration called for by this paragraph 8.2.

         (c) The parties declare that it is impossible to accurately measure in money the damages which will accrue to either party by reason of a failure to perform any of the





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obligations under this Agreement. Therefore, without prejudice to the above procedures, either party may institute any action or proceeding to enforce the provisions hereof, other than a claim by Executive for a monetary payment. The party against whom such action or proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law, and such party shall not assert in any such action or proceeding the claim or defense that such party has an adequate remedy at law. If any party files any action or brings any proceeding against another party arising out of this Agreement, then as among the parties, the prevailing party, as determined by a court or arbitrator, shall be entitled to recover, as an element of its costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court or the arbitrator, as the case may be.

         8.3 No offsets. In no event shall any amount payable to Executive pursuant to this Agreement be reduced for purposes of offsetting, either directly or indirectly, any indebtedness or liability of Executive to the Company, except as set forth in paragraph 8.5 hereof.

         8.4 Notices. All notices, requests and demands given to or made pursuant hereto shall except as otherwise specified herein, be in writing and be personally delivered or mailed postage prepaid, registered or certified U.S. mail to any party as its address set forth on the last page of this Agreement. Either party may, by notice hereunder, designate a changed address. Any notice hereunder shall be deemed effectively given and received: (a) if personally delivered, upon delivery; or (b) if mailed, on the registered date or the date stamped on the certified mail receipt.

         8.5 Withholding. To the extent required by any applicable law, including, without limitation, any federal or state income tax or excise tax law or laws, the Federal Insurance Contributions Act, the Federal Unemployment Tax Act or any comparable federal state or local laws, the Company retains the right to withhold such portion of any amount or amounts payable to Executive under this Agreement as the Company (on the written advice of outside counsel) deems necessary.

         8.6 Captions. The various headings or captions in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

         8.7 Governing Law. The validity, interpretation, construction, performance, enforcement and remedies of or relating to this Agreement, and the rights and obligations of the parties hereunder, shall be governed by the substantive laws of the State of Minnesota (without regard to the conflict of laws rules or statutes of any jurisdiction).

         8.8 CONSTRUCTION. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         8.9 WAIVER. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.

         8.10 MODIFICATION. This Agreement may not be modified or amended except by written instrument signed by the parties hereto.

         8.11 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties hereto in reference to all the matters herein agreed upon. This Agreement replaces in full all prior employment agreements or understandings of the parties hereto, and any and all such prior agreements or understandings are hereby rescinded by mutual agreement.

         8.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         8.13 SURVIVAL. The parties expressly acknowledge and agree that the provisions of this Agreement which by their express or implied terms extend beyond the termination of Executive's employment hereunder shall continue in full force and effect notwithstanding Executive's termination of employment hereunder or the termination of this Agreement, respectively.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first as first written above.

                          NEODATA INVESTMENT SERVICES, INC. NO. 1

                          By: /s/ NICHOLAS J. CUCCARO
                              -----------------------------------
                          Name: Nicholas J. Cuccaro
                               ----------------------------------
                          Title: SVP and CFO
                                ---------------------------------

                          Address:

                          833 West South Boulder Road
                          Louisville, CO 80027

                          EXECUTIVE


                          By: /s/ MARK A. LACEK
                              -----------------------------------
                              Mark A. Lacek

                        NEODATA SERVICES ACKNOWLEDGMENT

         NSI acknowledges and agrees that Executive shall hold the title of Senior Vice President of NSI during the term of this Agreement, unless otherwise agreed to by NSI and Executive. Other than as expressly stated in the prior sentence and except as provided in NSI's Certificate of Incorporation, NSI shall have no obligations or liabilities under this Agreement of any kind or nature and Executive hereby acknowledges and agrees that he will not assert any claim against NSI of any kind as a result of this Agreement, other than a right to hold the title of Senior Vice President during the term hereof.

                                        NEODATA SERVICES, INC.



                          By: /s/ NICHOLAS J. CUCCARO
                              -----------------------------------
                          Name: Nicholas J. Cuccaro
                               ----------------------------------
                          Title: SVP and CFO
                                ---------------------------------